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                                                                     EXHIBIT 4.2

                           THIRD AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT


            THIRD AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, dated September 13, 2006 (this "Agreement"), by and among Amicus Therapeutics, Inc., a Delaware corporation (the "Company"), the parties listed on Schedule I hereto (the "Investors") and the parties listed on Schedule II hereto.

            WHEREAS, the Company and certain of the Investors are parties to the Second Amended and Restated Investor Rights Agreement, dated August 17, 2005, as amended by that certain Amendment, dated as of May 16, 2006 (as amended the "Existing Investor Rights Agreement") and hold sufficient voting power to amend the Existing Investor Rights Agreement (the "Amending Investors"); and

            WHEREAS, pursuant to the Series D Preferred Stock Purchase Agreement, dated September 13, 2006 (the "Series D Stock Purchase Agreement"), by and between the Company and each of the parties identified on Schedule I thereto, the Company has agreed to issue and sell to such parties an aggregate of 36,978,145 shares, par value $0.01 per share, of Series D Convertible Preferred Stock of the Company (the "Series D Preferred Stock"); and

            WHEREAS, in order to induce each of the Investors to purchase its shares of Series D Preferred Stock, the Company and the Amending Investors are entering into this Agreement to, among other things, amend and restate the Existing Investor Rights Agreement in its entirety.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto amend and restate the Existing Investor Rights Agreement as follows:

      1. Definitions. As used in this Agreement the following terms have the meanings indicated:

      "Agreement" means this Third Amended and Restated Investor Rights Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

      "Amending Investors" has the meaning set forth in the recitals to this Agreement.

      "Approved Underwriter" has the meaning set forth in Section 3(f) of this Agreement.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Delaware are authorized or required by law or executive order to close.

      "Closing Price" means, with respect to the Registrable Securities, as of the date of determination, (a) the closing price per share of a Registrable Security on such date published in

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The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange (including, without limitation, The Nasdaq Stock Market, Inc.) on which the Registrable Securities are then listed or admitted to trading; or (b) if the Registrable Securities are not then listed or admitted to trading on any national securities exchange but are designated as national market system securities by the NASD, the last trading price per share of a Registrable Security on such date; or (c) if there shall have been no trading on such date or if the Registrable Securities are not so designated, the average of the reported closing bid and asked prices of the Registrable Securities on such date as shown by The Nasdaq Stock Market, Inc. (or its successor) and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Company's Board of Directors. If trading is conducted on a continuous basis on any exchange, then the closing price shall be at 4:00 P.M. New York City time.

      "Common Stock" means the Common Stock, par value $0.01 per share, of the Company or any other capital stock of the Company into which such stock is reclassified or reconstituted.

      "Company" has the meaning set forth in the preamble to this Agreement.

      "Company Underwriter" has the meaning set forth in Section 4(a) of this Agreement.

      "Demand Registration" has the meaning set forth in Section 3(a) of this Agreement.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

      "Existing Investor Rights Agreement" has the meaning set forth in the recitals to this Agreement.

      "GECC" means General Electric Capital Corporation, a Delaware corporation.

      "GECC Warrant" means the warrant to purchase 40,000 shares of Common Stock at an exercise price of $0.75 per share, issued by the Company to GECC on August 28, 2002.

      "Holder" means any person owning Registrable Securities.

      "Holders' Counsel" has the meaning set forth in Section 7(a)(i) of this Agreement.

      "Incidental Registration" has the meaning set forth in Section 4(a) of this Agreement.

      "Indemnified Party" has the meaning set forth in Section 8(c) of this Agreement.

      "Indemnifying Party" has the meaning set forth in Section 8(c) of this Agreement.

      "Initial Public Offering" means the initial public offering of the shares of Common Stock of the Company pursuant to an effective Registration Statement filed under the Securities Act.


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      "Initiating Holders" has the meaning set forth in Section 3(a) of this
Agreement.

      "Inspector" has the meaning set forth in Section 7(a)(vii) of this Agreement.

      "Investors" has the meaning set forth in the preamble to this Agreement.

      "IPO Effectiveness Date" means the date upon which the Company closes its Initial Public Offering.

      "Liabilities" has the meaning set forth in Section 8(a) of this Agreement.

      "Market Price" means, on any date of determination, the average of the daily Closing Price of the Registrable Securities for the immediately preceding thirty (30) days on which the national securities exchanges are open for trading.

      "Mount Sinai" means Mount Sinai School of Medicine of New York University.

      "Mount Sinai Shares" means the 1,742,000 shares of Common Stock issued to Mount Sinai on April 15, 2002 and held by Mount Sinai.

      "NASD" means the National Association of Securities Dealers, Inc.

      "Person" means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

      "Registration Expenses" has the meaning set forth in Section 7(d) of this Agreement.

      "Registrable Securities" means (a) the Common Stock of the Company issued or issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock;
(b) the Mount Sinai Shares; (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or the Mount Sinai Shares; (d) any Common Stock acquired by any Investor or Mount Sinai subsequent to the date hereof and (e) the Common Stock issuable upon the exercise of the GECC Warrant. Notwithstanding the foregoing, as to any particular Registrable Securities that have been issued, such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) they shall have been distributed to the public pursuant to Rule 144, (iii) they shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) they shall have ceased to be outstanding.


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      "Registration Statement" means a registration statement filed by the
Company with the SEC for a public offering and sale of securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors).

      "S-3 Initiating Holders" has the meaning set forth in Section 5(a) of this Agreement.

      "S-3 Registration" has the meaning set forth in Section 5(a) of this Agreement.

      "SEC" means the Securities and Exchange Commission or any similar agency then administering the Securities Act.

      "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

      "Series A Preferred Stock" means the Series A Convertible Preferred Stock of the Company, par value $0.01 per share.

      "Series B Preferred Stock" means the Series B Convertible Preferred Stock of the Company, par value $0.01 per share.

      "Series C Preferred Stock" means the Series C Convertible Preferred Stock of the Company, par value $0.01 per share.

      "Series D Preferred Stock" has the meaning set forth in the preamble to this Agreement.

      "Series D Stock Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

      "Stockholders Agreement" means the Third Amended and Restated Stockholders Agreement, dated the date hereof, as amended from time to time, among the Company, the Investors, and the other stockholders named therein.

      2. Grant Of Rights. The Company hereby grants Registration Rights to the Holders upon the terms and conditions set forth in this Agreement.

      3. Demand Registration.

            (a) Request for Demand Registration for Holders. At any time after the 180-day period following the IPO Effectiveness Date, the Holders of a majority of the Registrable Securities held in the aggregate by all Holders (the "Initiating Holders"), may make a written request to the Company to register, and the Company shall register, under the Securities Act (other than pursuant to a Registration Statement on Form S-4 or S-8 or any successor thereto) (a "Demand Registration"), the number of Registrable Securities stated in such request; provided, however, that the Company shall not be obligated to effect (i) more than two such Demand Registrations under this Section 3(a) and (ii) a Demand Registration if the Initiating Holders propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Registration Statement with respect to such Registrable Securities) to the public of less than $5,000,000. For purposes of the


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preceding sentence, two or more Registration Statements filed in response to one demand shall be counted as one Registration Statement. If at the time of any request to register Registrable Securities pursuant to this Section 3(a), the Company is engaged in a registered public offering or the Company determines in good faith certifies in writing that any such registration would require the Company to include disclosure that would reasonably be expected to have a materially detrimental effect on any proposal, negotiations or plan by the Company or any of its subsidiaries to engage in any material acquisition or disposition of assets or any material merger, consolidation, tender offer, reorganization or similar transaction or any other material corporate event contemplated by the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of three (3) months, such right to delay a request to be exercised by the Company not more than once in any twelve (12) month period. Each request for a Demand Registration by the Initiating Holders shall state the amount of the Registrable Securities proposed to be sold and the intended method of disposition thereof.

            (b) Incidental or "Piggy-Back" Rights with Respect to a Demand Registration. Each of the Holders (other than Initiating Holders which have requested a registration under Section 3(a)) may include its or his Registrable Securities in any Demand Registration pursuant to this Section 3(b). Within ten
(10) days after the receipt of a request for a Demand Registration from an Initiating Holder, the Company shall (i) give written notice thereof to all of the Holders (other than Initiating Holders which have requested a registration under Section 3(a)) and (ii) subject to Section 3(e), include in such registration all of the Registrable Securities held by such Holders from whom the Company has received a written request for inclusion therein within twenty
(20) days of the receipt by such Holders of such written notice referred to in clause (i) above. Each such request by such Holders shall specify the number of Registrable Securities proposed to be registered. The failure of any Holder to respond within such 20-day period referred to in clause (ii) above shall be deemed to be a waiver of such Holder's rights under this Section 3 with respect to such Demand Registration, provided that any Holder may waive its rights under this Section 3 prior to the expiration of such 20-day period by giving written notice to the Company, with a copy to the Initiating Holders.

            (c) Effective Demand Registration. A registration shall not constitute a Demand Registration until it has become effective and remains continuously effective for the lesser of (i) the period during which all Registrable Securities registered in the Demand Registration are sold and (ii) 120 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to the Initiating Holders and such interference is not thereafter eliminated or (y) the conditions specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by the Initiating Holder.

            (d) Expenses. The Company shall pay all Registration Expenses in connection with a Demand Registration, whether or not such Demand Registration becomes effective.


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            (e) Underwriting Procedures. If the Company or the Initiating
Holders holding a majority of the Registrable Securities held by all of the Initiating Holders so elect, the Company shall use its reasonable best efforts to cause such Demand Registration to be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter selected in accordance with
Section 3(f). In connection with any Demand Registration under this Section 3 involving an underwritten offering, none of the Registrable Securities held by any Holder making a request for inclusion of such Registrable Securities pursuant to Section 3 hereof shall be included in such underwritten offering unless such Holder accepts the terms of the offering as agreed upon by the Company, the Initiating Holders and the Approved Underwriter, and then only in such quantity as will not, in the opinion of the Approved Underwriter, have a material adverse effect on the success of such offering by the Initiating Holders. If the Approved Underwriter advises the Company that the aggregate amount of such Registrable Securities requested to be included in such offering is sufficiently large to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Registrable Securities that the Approved Underwriter believes may be sold without any such material adverse effect and shall reduce the amount of Registrable Securities to be included in such registration by removing Registrable Securities owned, first by the Company, second by the entities listed on Schedule II hereto, Mount Sinai and GECC, pro rata based on the number of Registrable Securities owned by each such Person and third by all other Holders, pro rata based on the number of Registrable Securities owned by each such Holder.

            (f) Selection of Underwriters. If any Demand Registration or S-3 Registration, as the case may be, of Registrable Securities is in the form of an underwritten offering, the Company shall select and obtain an investment banking firm of national reputation to act as the managing underwriter of the offering (the "Approved Underwriter"); provided, however, that the Approved Underwriter shall, in any case, also be approved by the Initiating Holders or S-3 Initiating Holders, as the case may be, such approval not to be unreasonably withheld.

      4. Incidental or "Piggy-Back" Registration.

            (a) Request for Incidental Registration. At any time after the IPO Effectiveness Date, if the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account (other than a Registration Statement on Form S-4 or S-8 or any successor thereto) or for the account of any stockholder of the Company other than the Initiating Holders pursuant to a Demand Registration, then the Company shall give written notice of such proposed filing to each of the Holders at least twenty (20) days before the anticipated filing date, and such notice shall describe the proposed registration and distribution and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request (an "Incidental Registration"). The Company shall use its reasonable best efforts (within ten (10) days of the notice provided for in the preceding sentence) to cause the managing underwriter or underwriters in the case of a proposed underwritten offering (the "Company Underwriter") to permit each of the Holders who have requested in writing to participate in the Incidental Registration to include its or his Registrable Securities in such offering on the same terms and conditions as the securities of the Company or the account of such other stockholder, as the case may be, included therein. In


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connection with any Incidental Registration under this Section 4(a) involving an underwritten offering, the Company shall not be required to include any Registrable Securities in such underwritten offering unless the Holders thereof accept the terms of the underwritten offering as agreed upon between the Company, such other stockholders, if any, and the Company Underwriter, and then only in such quantity as the Company Underwriter believes will not have a material adverse effect on the success of such offering. If the Company Underwriter determines that the registration of all or part of the Registrable Securities which the Holders have requested to be included would have a material adverse effect on the success of such offering, then the Company shall be required to include in such Incidental Registration, to the extent of the amount that the Company Underwriter believes may be sold without causing such adverse effect, first, all of the securities to be offered for the account of the Company or the account of any other stockholder at the request of which the Company intends to file a Registration Statement, as the case may be; second, the Registrable Securities to be offered for the account of the Holders, pro rata based on the number of Registrable Securities owned by each such Holder;
and third, any other securities requested to be included in such underwritten offering.

            (b) Expenses. The Company shall bear all Registration Expenses in connection with any Incidental Registration pursuant to this Section 4, whether or not such Incidental Registration becomes effective.

      5. Form S-3 Registration.

            (a) Request for a Form S-3 Registration. Upon the Company becoming eligible for use of Form S-3 (or any successor form thereto) under the Securities Act in connection with a public resale of its securities, in the event that the Company shall receive from one or more of the Holders (the "S-3 Initiating Holders"), a written request that the Company register, under the Securities Act on Form S-3 (or any successor form then in effect) (an "S-3 Registration"), all or a portion of the Registrable Securities owned by such S-3 Initiating Holders, the Company shall give written notice of such request to all of the Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this Section 5(a)) at least thirty (30) days before the anticipated filing date of such Form S-3, and such notice shall describe the proposed registration and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request in writing to the Company, given within fifteen (15) days after their receipt from the Company of the written notice of such registration. With respect to each S-3 Registration, the Company shall, subject to Section 5(b), (i) include in such offering the Registrable Securities of the S-3 Initiating Holders and (ii) include in such offering the Registrable Securities of the Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under this
Section 5(a)) who have requested in writing to participate in such registration on the same terms and conditions as the Registrable Securities of the S-3 Initiating Holders included therein.

            (b) Limitations on Form S-3 Registrations. If at the time of any request to register Registrable Securities pursuant to Section 5(a), the Company is engaged in a registered public offering or if the Company shall in good faith certify in writing that any such registration would require the Company to include disclosure that would reasonably be expected to have a materially detrimental effect on any proposal, negotiations or plan by the Company or any of its subsidiaries to engage in any material acquisition or disposition of assets or any material merger,


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

consolidation, tender offer, reorganization or similar transaction or any other material corporate event contemplated by the Company, then the Company may at its option direct that such request be delayed for a reasonable period not in excess of three (3) months, such right to delay a request to be exercised by the Company not more than once in any twelve (12) month period. In addition, the Company shall not be required to effect any registration pursuant to Section 5(a), (i) within ninety (90) days after the effective date of any other Registration Statement of the Company, (ii) if within the twelve (12) month period preceding the date of such request, the Company has effected two (2) registrations on Form S-3 pursuant to Section 5(a), (iii) if Form S-3 is not available for such offering by the S-3 Initiating Holders or (iv) if the S-3 Initiating Holders, together with the Holders (other than S-3 Initiating Holders which have requested an S-3 Registration under Section 5(a)) registering Registrable Securities in such registration, propose to sell their Registrable Securities at an aggregate price (calculated based upon the Market Price of the Registrable Securities on the date of filing of the Form S-3 with respect to such Registrable Securities) to the public of less than $2,500,000.

            (c) Expenses. The Company shall bear all Registration Expenses in connection with any S-3 Registration pursuant to this Section 5, whether or not such S-3 Registration becomes effective.

            (d) No Demand Registration. No registration requested by any Holder pursuant to this Section 5 shall be deemed a Demand Registration pursuant to
Section 3.

      6. Holdback Agreements.

            (a) Restrictions on Public Sale by Holders. In connection with any public offering, each Holder, if requested by the Company and the underwriters managing such public offering, shall agree not to sell or otherwise transfer or dispose of any Registrable Securities or other securities of the Company held by such Holder (other than those Registrable Securities, if any, included in the public offering) for a specified period of time determined by the Company and the underwriters following the effective date of a Registration Statement; provided, however, that: (i) such agreement shall not exceed 180 days from the effective date of such registration; (ii) all holders of Common Stock holding not less than the number of shares of Common Stock held by such Holder (including shares of Common Stock issuable upon the conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or other convertible or exchangeable securities, or upon the exercise of options, warrants or other rights) and all officers and directors of the Company enter into similar agreements; provided, however, that all restrictions set forth in this Section 6 on all such Holders shall terminate and be of no further force or effect if any such holder, officer, other Holder, or director is released from, or otherwise no longer bound by, such restrictions; and (iii) such agreement shall only apply to the first such Registration Statement covering Common Stock of the Company to be sold on its behalf to the public in the Initial Public Offering.

            (b) Legend. Each certificate representing the Registrable Securities shall bear a legend substantially in the following form (until such time as such Registrable Securities cease to be Registrable Securities as set forth herein):

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT


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TO THE TERMS OF AN INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE
REGISTERED OWNER OF THIS CERTIFICATE (OR THE REGISTERED OWNER'S PREDECESSOR IN INTEREST), AND SUCH AGREEMENT IS AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE OFFICES OF THE COMPANY."

      7. Registration Procedures.

            (a) Obligations of the Company. Whenever registration of Registrable Securities has been requested pursuant to Section 3 or Section 5 of this Agreement, the Company shall use its reasonable best efforts to cause any such registration to become and remain effective as soon as practicable, but in any event not later than forty-five (45) days after it receives a request thereunder, and whenever registration of Registrable Securities has been requested pursuant to Section 5 of this Agreement, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of distribution thereof as quickly as practicable, and in connection with any such request under Section 3,
Section 4 or Section 5 of this Agreement, the Company shall, as expeditiously as possible:

                  (i) prepare and file with the SEC a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of such Registrable Securities in accordance with the intended method of distribution thereof, and cause such Registration Statement to become effective; provided, however, that (x) before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall provide one counsel selected by the Holders holding a majority of the Registrable Securities being registered in such registration ("Holders' Counsel") with an adequate and appropriate opportunity to review and comment on such Registration Statement and each prospectus included therein (and each amendment or supplement thereto) to be filed with the SEC, subject to such documents being under the Company's control, and (y) the Company shall notify the Holders' Counsel and each seller of Registrable Securities of any stop order issued or threatened by the SEC and take all action required to prevent the entry of such stop order or to remove it if entered;

                  (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the lesser of (x) 120 days and (y) such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

                  (iii) furnish to each seller of Registrable Securities, prior to filing a Registration Statement, at least one copy of such Registration Statement as is proposed to be filed, and thereafter such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), and the prospectus included in such Registration Statement (including each preliminary prospectus) as each such seller may


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

reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

                  (iv) register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any seller of Registrable Securities may request, and to continue such qualification in effect in such jurisdiction for as long as permissible pursuant to the laws of such jurisdiction, or for as long as any such seller requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this
Section 7(a)(iv), (y) subject itself to taxation in any such jurisdiction or (z) consent to general service of process in any such jurisdiction;

                  (v) notify each seller of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and the Company shall promptly prepare a supplement or amendment to such prospectus and furnish to each seller of Registrable Securities a reasonable number of copies of such supplement to or an amendment of such prospectus as may be necessary so that, after delivery to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (vi) enter into and perform customary agreements (including an underwriting agreement in customary form with the Approved Underwriter or Company Underwriter, if any, selected as provided in Section 3, Section 4 or
Section 5, as the case may be) and take such other actions as are prudent and reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including causing its officers to participate in "road shows" and other information meetings organized by the Approved Underwriter or Company Underwriter;

                  (vii) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                  (viii) make available at reasonable times for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition of such Registrable Securities pursuant to a Registration Statement, Holders' Counsel and any attorney, accountant or other agent retained by any such seller or any managing underwriter (each, an "Inspector" and collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's

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and its subsidiaries' officers, directors and employees, and the independent public accountants of the Company, to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

                  (ix) if such sale is pursuant to an underwritten offering, obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as Holders' Counsel or the managing underwriter reasonably requests;

                  (x) furnish, at the request of any seller of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration or, if such securities are not being sold through underwriters, on the date the Registration Statement with respect to such securities becomes effective, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the seller making such request, covering such legal matters with respect to the registration in respect of which such opinion is being given as the underwriters, if any, and such seller may reasonably request and are customarily included in such opinions;

                  (xi) comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable but no later than fifteen (15) months after the effective date of the Registration Statement, an earnings statement covering a period of twelve
(12) months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

                  (xii) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed, provided that the applicable listing requirements are satisfied;

                  (xiii) keep Holders' Counsel advised in writing as to the initiation and progress of any registration under Section 3, Section 4 or
Section 5 hereunder;

                  (xiv) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD; and

                  (xv) take all other steps reasonably necessary to effect the registration of the Registrable Securities contemplated hereby.

            (b) Seller Information. The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish, and such seller shall furnish, to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

            (c) Notice to Discontinue. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(a)(v), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such

Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 7(a)(v) and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 7(a)(ii)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 7(a)(v) to and including the date when sellers of such Registrable Securities under such Registration Statement shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 7(a)(v).

            (d) Registration Expenses. The Company shall pay all expenses arising from or incident to its performance of, or compliance with, this Agreement, including, without limitation, (i) SEC, stock exchange and NASD registration and filing fees, (ii) all fees and expenses incurred in complying with securities or "blue sky" laws (including reasonable fees, charges and disbursements of counsel to any underwriter incurred in connection with "blue sky" qualifications of the Registrable Securities as may be set forth in any underwriting agreement), (iii) all printing, messenger and delivery expenses,
(iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting fees, charges and expenses incurred by the Company (including, without limitation, any expenses arising from any "cold comfort" letters or any special audits incident to or required by any registration or qualification) and any legal fees, charges and expenses incurred by the Company and, in the case of a Demand Registration, an Incidental Registration or an S-3 Registration, the Holders' Counsel, and (v) any liability insurance or other premiums for insurance obtained in connection with any Demand Registration or piggy-back registration thereon, Incidental Registration or S-3 Registration pursuant to the terms of this Agreement, regardless of whether such Registration Statement is declared effective. Notwithstanding the foregoing, the Company shall not be obligated to pay the fees, expenses or charges of any Inspector other than Holders' Counsel. All of the expenses described in the preceding sentence of this Section 7(d) are referred to herein as "Registration Expenses." The Holders of Registrable Securities sold pursuant to a Registration Statement shall bear the expense of any broker's commission or underwriter's discount or commission relating to registration and sale of such Holders' Registrable Securities and, subject to clause (iv) above, shall bear the fees and expenses of their own counsel.

      8. Indemnification; Contribution.

            (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder (including each member, partner, officer and director thereof and legal counsel and independent accountant thereto) and each Person who or that controls (within the meaning of the Securities Act or the Exchange Act) such Holder from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and including any of the foregoing incurred in connection with the settlement of any commenced or threatened litigation) (collectively, "Liabilities"), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or notification or offering circular (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities laws or otherwise in connection with the offering covered by such Registration Statement, except insofar as such Liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such Registration Statement, preliminary prospectus or final prospectus in reliance upon information concerning such Holder furnished in writing to the Company by such Holder expressly for use therein, including, without limitation, the information furnished to the Company pursuant to Section 7(b). The Company shall also provide customary indemnities to any underwriters of the Registrable Securities, their officers, directors and employees and each Person who controls such underwriters (within the meaning of Section 15 of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

            (b) Indemnification by Holders. In connection with any Registration Statement in which a Holder is participating pursuant to Section 3, Section 4 or
Section 5 hereof, each such Holder shall promptly furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with any such Registration Statement or prospectus and all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading or necessary to cause such Registration Statement not to omit a material fact with respect to such Holder necessary in order to make the statements therein not misleading. Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company, the underwriters, if any, each other Holder, each Person who controls the Company, any such underwriter or such other Holder (within the meaning of Section 15 of the Securities Act) and their respective officers, directors, partners, employees, agents and representatives for any Liabilities arising out of or based upon any such information with respect to such Holder furnished in writing to the Company by such Holder expressly for use in such registration statement or prospectus, including, without limitation, the information furnished to the Company pursuant to this Section 8(b) in the event that such information is an untrue statement of material fact or omits a material fact required to be stated therein or necessary to make such information not misleading under the circumstances; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 8(b) shall be limited to the net proceeds received by such Holder in the offering to which the Registration Statement or prospectus relates; provided, further, however, that no such Holder will be liable for any amount paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of such Holder, which consent shall not be unreasonably withheld, conditioned or delayed.

            (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any Liability that it may have to the Indemnified Party hereunder (except to the extent that the Indemnifying Party is materially prejudiced or otherwise forfeits material rights or defenses by reason of such failure). If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party shall be entitled to participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel reasonably satisfactory to the Indemnified Party or
(iii) the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and either of such parties has been advised by its counsel that either (x) representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party. In any such case, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all similarly situated Indemnified Parties. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the consent of such Indemnified Party, effect any settlement of or consent to the entry of any judgment of any pending or threatened proceeding in respect of which such Indemnified Party is a party and indemnity has been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability for claims that are the subject matter of such proceeding.

            (d) Contribution. If the indemnification provided for in this
Section 8 from the Indemnifying Party is unavailable to an Indemnified Party hereunder in respect of any Liabilities referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative faults of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 8(a), 8(b) and 8(c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding; provided that the total amount to be contributed by any Holder shall be limited to the net proceeds received by such Holder in the offering.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

      9. Rule 144. The Company covenants that from and after the earliest of (a) the IPO Effectiveness Date, (b) the registration by the Company of a class of securities under Section 12 of the Exchange Act and (c) the issuance by the Company of an offering circular pursuant to Regulation A under the Securities Act it shall (i) file any reports required to be filed by it under the Exchange Act and the Securities Act and (ii) take such further action as each Holder of Registrable Securities may reasonably request (including providing any information necessary to comply with Rule 144 under the Securities Act), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time or (B) any similar rules or regulations hereafter adopted by the SEC. The Company shall, upon the request of any Holder of Registrable Securities, deliver to such Holder (i) a written statement as to whether it has complied with such requirements, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

      10. Limitations on Subsequent Registration Rights; No Inconsistent Agreements.

                  (i) The Company shall not, without the prior written consent of the Investors holding at least a majority of the Registrable Securities held by all Investors, enter into any other agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to make a demand registration that could result in such registration statement being declared effective prior to twelve (12) months after the Initial Public Offering or (b) to have registration rights that are pari passu with or superior to the rights granted to the Investors under this Agreement. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company, other than the rights granted to the Holders herein.

                  (ii) The Company shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or grant any additional registration rights to any Person or with respect to any securities which are not Registrable Securities which are prior in right to or inconsistent with the rights granted in this Agreement.

      11. Miscellaneous.

            (a) Recapitalizations, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to (i) the shares of Common Stock, (ii) any and all shares of voting common stock of the Company into which the shares of Common Stock are converted, exchanged or substituted in any recapitalization or other capital reorganization by the Company and (iii) any and all equity securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in conversion of, in exchange for or in substitution of, the shares of Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof. The Company shall cause any successor or assign (whether by merger, consolidation, sale of assets or otherwise) to enter into an agreement with the Holders on terms substantially the same as this Agreement as a condition of any such transaction.

            (b) Remedies. The Holders, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

            (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless consented to in writing by (i) the Company and (ii) the Investors holding at least a majority of the aggregate number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock owned by all of the Investors; provided that no such amendment, supplement, modification, waiver or consent shall affect an Investor disproportionately and adversely to any other Investor without the consent of such other Investor. Any such written consent shall be binding upon the Company and all of the Holders.

            (d) Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be made by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

                  (i) if to the Company:


                        Amicus Therapeutics,  Inc.
                        6 Cedar Brook Drive
                        Cranbury, NJ 08512
                        Facsimile:  (609) 662-2004
                        Attention:  Chief Executive Officer

                  with a copy to:

                        Bingham McCutchen LLP
                        150 Federal Street
                        Boston, MA 02110-1726
                        Facsimile: 617-951-8736
                        Attention:  Julio E. Vega, Esq.

                  (ii) if to any Holder, at its address as it appears on the record books of the Company.

All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if sent by facsimile.

            (e) Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives, successors and permitted assigns of each of the parties hereto as hereinafter provided. The rights of the Holders set forth in this Agreement shall be, with respect to any Registrable Security, automatically transferred to any Person who is the transferee of such Registrable Security. All of the obligations of the Company hereunder shall survive any such transfer. Except as provided in Section 8, no Person other than the parties hereto and their heirs, legatees, legal representatives, successors and permitted assigns is intended to be a beneficiary of any of the rights granted hereunder.

            (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, including by facsimile transmission, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (h) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION.

            (i) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

            (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and in the Series D Stock Purchase Agreement and the Stockholders Agreement. This Agreement supersedes all prior agreements, understandings, or commitments, whether oral or written, regarding the subject matter of this Agreement, including without limitation, the Existing Investor Rights Agreement.

            (k) Further Assurances. Each of the parties shall execute such documents and perform such further acts as may be reasonably required or necessary to carry out or to perform the provisions of this Agreement.

            (l) Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of Registrable Securities or other securities of the Company imposed by, any other agreement including, but not limited to, the Series D Stock Purchase Agreement or the Stockholders Agreement.

            (m) Jury Trial Waiver. To the fullest extent permitted by law, and as separately bargained-for-consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or relating to this Agreement.

            (n) Expenses. The Company shall pay, and hold the Investors and all holders of Registrable Securities harmless against liability for the payment of the reasonable fees and expenses incurred with respect to the enforcement of the rights granted under this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                   SIGNATURE PAGE TO AMICUS THERAPEUTICS, INC.
                            INVESTOR RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       AMICUS THERAPEUTICS, INC.

                                       /s/ Donald J. Hayden, Jr.
                                       -----------------------------------------
                                       Donald J. Hayden, Jr.
                                       Chief Executive Officer


                                       Address: 6 Cedar Brook Drive
                                                Cranbury, New Jersey 08512

                   SIGNATURE PAGE TO AMICUS THERAPEUTICS, INC.
                            INVESTOR RIGHTS AGREEMENT

                                 STOCKHOLDERS:


                                 NEW ENTERPRISE ASSOCIATES 11,
                                 LIMITED PARTNERSHIP

                                 By: NEA Partners 11, Limited Partnership,
                                 its general partner

                                 By: NEA 11 GP, LLC, its general partner


                                 By: /s/ illegible             , manager
                                     --------------------------



                                 NEW ENTERPRISE ASSOCIATES 9,
                                 LIMITED PARTNERSHIP

                                 By: NEA Partners 9, Limited Partnership


                                 By: /s/ illegible             , general partner
                                     --------------------------


                                 NEA VENTURES 2004, LIMITED
                                 PARTNERSHIP


                                 By: /s/ illegible             , vice-president
                                     --------------------------

                   SIGNATURE PAGE TO AMICUS THERAPEUTICS, INC.
                            INVESTOR RIGHTS AGREEMENT

                                 STOCKHOLDERS:


                                 CANAAN EQUITY III, L.P.
                                 By:  Canaan Equity Partners III, L.P.
                                        Member


                                 By: /s/ Seth A. Rudnick
                                    ----------------------------
                                 Name:   Seth A. Rudnick
                                 Title:


                                 CANAAN EQUITY III ENTREPRENEURS, LLC
                                 By:  Canaan Equity Partners III, LLC
                                        Member


                                 By: /s/ Seth A. Rudnick
                                    ----------------------------
                                 Name:   Seth A. Rudnick
                                 Title:


                                 CHL MEDICAL PARTNERS II, L.P.
                                 By:  Collinson, Howe & Lennox II, LLC
                                 Its:   General Partner


                                 By: /s/ Gregory Weinhoff
                                    ----------------------------
                                 Name:   Gregory Weinhoff
                                 Title:  Vice President


                                 CHL MEDICAL PARTNERS II SIDE FUND,
                                 L.P.
                                 By:  Collinson, Howe & Lennox II, LLC
                                 Its:   General Partner


                                 By: /s/ Gregory Weinhoff
                                    ----------------------------
                                 Name:   Gregory Weinhoff
                                 Title:  Vice President

                   SIGNATURE PAGE TO AMICUS THERAPEUTICS, INC.
                            INVESTOR RIGHTS AGREEMENT

                                 FRAZIER HEALTHCARE IV, L.P.
                                 By:  FHM IV, LP
                                 Its:   General Partner


                                 By: /s/ James Topper
                                    ----------------------------
                                 Name:  James Topper
                                 Title: Authorized Representative

                                 FRAZIER AFFILIATES IV, L.P.
                                 By:  FHM IV, LP
                                 Its:   General Partner


                                 By: /s/ James Topper
                                    ----------------------------
                                 Name:  James Topper
                                 Title: Authorized Representative


                                 PROSPECT VENTURE PARTNERS, II L.P.
                                 By:  Prospect Management Co., II, LLC
                                 Its:   General Partner


                                 By: /s/ Dave Markland
                                    ----------------------------
                                 Name:  Dave Markland
                                 Title: Attorney-in-Fact


                                 PROSPECT ASSOCIATES II, L.P.
                                 By:  Prospect Management Co., II, LLC
                                 Its:   General Partner


                                 By: /s/ Dave Markland
                                    ----------------------------
                                 Name:  Dave Markland
                                 Title: Authorized Representative

                                 RADIUS VENTURE PARTNERS II, L.P.
                                 By:  Radius Venture Partners II, LLC
                                 Its:   General Partner


                                 By: /s/ Jordan Davis
                                    ----------------------------
                                 Name:  Jordan Davis
                                 Title: Managing Member

                   SIGNATURE PAGE TO AMICUS THERAPEUTICS, INC.
                            INVESTOR RIGHTS AGREEMENT

                                 HUTTON LIVING TRUST
                                 dated 12/10/96


                                 By: /s/ Wende S. Hutton
                                    ----------------------------
                                 Name:  Wende S. Hutton
                                 Title: Trustee


                                 QUAKER BIOVENTURES, L.P.
                                 By:  Quaker Bioventures Capital, L.P.,
                                 Its:   General Partner

                                 By:  Quaker Bioventures Capital, LLC.,
                                 Its:   General Partner


                                 By: /s/ Sherrill Neff
                                    ----------------------------
                                 Name:  Sherrill Neff
                                 Title: Member


                                 GARDEN STATE LIFE SCIENCES
                                 VENTURE FUND, L.P.
                                 By:  Quaker Bioventures Capital, L.P.,
                                 Its:   General Partner

                                 By:  Quaker Bioventures Capital, LLC.,
                                 Its:   General Partner


                                 By: /s/ Sherrill Neff
                                    ----------------------------
                                 Name:  Sherrill Neff
                                 Title: Member

                   SIGNATURE PAGE TO AMICUS THERAPEUTICS, INC.
                            INVESTOR RIGHTS AGREEMENT

                                 PALO ALTO HEALTHCARE MASTER FUND, L.P.
                                 By:  Palo Alto Investors, LLC.,
                                 Its:   General Partner

                                 By:  Palo Alto Investors
                                 Its:   Manager


                                 By: /s/ illegible
                                    ----------------------------
                                 Name:
                                 Title:

                                 PALO ALTO FUND II, L.P.
                                 By:  Palo Alto Investors, LLC.,
                                 Its:   General Partner

                                 By:  Palo Alto Investors
                                 Its:   Manager


                                 By: /s/ illegible
                                    ----------------------------
                                 Name:
                                 Title:


                                 PALO ALTO HEALTHCARE FUND II, L.P.
                                 By:  Palo Alto Investors, LLC.,
                                 Its:   General Partner

                                 By:  Palo Alto Investors
                                 Its:   Manager


                                 By: /s/ illegible
                                    ----------------------------
                                 Name:
                                 Title:

                   SIGNATURE PAGE TO AMICUS THERAPEUTICS, INC.
                            INVESTOR RIGHTS AGREEMENT

                                 OZ MASTER FUND, LTD.
                                 By:   OZ Management, L.L.C.,
                                 its Investment Manager


                                 By: /s/ Joel M. Frank
                                    ----------------------------
                                 Name: Joel M. Frank
                                 Title:  Chief Financial Officer


                                 OZ GLOBAL SPECIAL INVESTMENTS
                                 MASTER FUND, L.P.
                                 By: OZ Advisors, L.L.C., its General
                                 Partner
                                 By: Och-Ziff Associates, L.L.C., its
                                 Managing Member


                                 By: /s/ Joel M. Frank
                                    ----------------------------
                                 Name:  Joel M. Frank
                                 Title:  Chief Financial Officer

                                   Schedule I
                                    Investors

Canaan Equity III L.P.

Canaan Equity III Entrepreneurs LLC

CHL Medical Partners II, L.P.

CHL Medical Partners II Side Fund, L.P.

Frazier Affiliates IV, L.P.

Frazier Healthcare IV, L.P.

Hutton Living Trust dated 12/10/96

New Enterprise Associates 11, Limited Partnership

New Enterprise Associates 9, Limited Partnership

OZ Master Fund, Ltd.

OZ Global Special Investments Master Fund, L.P.

Palo Alto Healthcare Master Fund

Palo Alto Healthcare Fund II

Palo Alto Fund II

Prospect Associates II, L.P.

Prospect Venture Partners II, L.P.

Radius Venture Partners II, L.P.

Quaker BioVentures, L.P.

Garden State Life Sciences Venture Fund, L.P.

                                   Schedule II

Mount Sinai School of Medicine

General Electric Capital Corporation

                                 AMENDMENT NO. 1

                                     TO THE

                           THIRD AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT
                          DATED AS OF SEPTEMBER 13,2006

      THIS AMENDMENT NO. 1 (the "Amendment"), dated effective the 25th day of October, 2006, to that certain Third Amended and Restated Investor Rights Agreement dated as of September 13,2006 (the "Agreement"), by and among Amicus Therapeutics, Inc., a Delaware corporation (the "Company"), the parties listed on Schedule I thereto (the "Investors") and the parties listed on Schedule II thereto. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the meaning set forth in the Agreement and the Agreement shall be amended to incorporate any additional definitions provided for in this Amendment, including definitions in the recitals hereto.

      WHEREAS, the undersigned Investors hold at least a majority of the aggregate number of shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock owned by all Investors;

      WHEREAS, the Company desires to issue shares of Common Stock to Mount Sinai pursuant to that certain Agreement to Amend License Agreement of even date herewith, and the undersigned Investors desire to designate such shares as "Mount Sinai Shares," as defined in the Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

            1. Amendment of Definition of "Mount Sinai Shares". The definition of "Mount Sinai Shares" under Section 1 of the Agreement is hereby amended to read in its entirety as follows:

                  "Mount Sinai Shares" means the following shares of Common Stock issued to and held by Mount Sinai: (a) the 1,742,000 shares issued to Mount Sinai on April 15, 2002; and (b) the 1,000,000 shares issued to Mount Sinai pursuant to that certain Agreement to Amend License Agreement dated October 25, 2006, by and between the Company and Mount Sinai.

            2. Extent of Amendment. Except as amended hereby, all provisions of the Agreement shall remain in full force and effect.

            3. Counterparts. This Amendment may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original.

                            [SIGNATURE PAGE FOLLOWS]

                    SIGNATURE PAGE TO AMICUS THERAPEUTICS,INC.
                   AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       AMICUS THERAPEUTICS, INC.

                                       /s/ Donald J. Hayden
                                       -----------------------------------------
                                       Donald J. Hayden
                                       Interim President and
                                       Chief Executive Officer

                                       Address: 6 Cedar Brook Drive
                                                Cranbury, New Jersey 085 12

                                       STOCKHOLDERS:

                                       NEW ENTERPRISE ASSOCIATES 11,
                                       LIMITED PARTNERSHIP

                                       By: NEA Partners 11, Limited Partnership,
                                       its general partner

                                       By: NEA 11 GP, LLC, its general partner


                                       By: /s/ illegible       , general partner
                                           --------------------


                                       NEW ENTERPRISE ASSOCIATES 9,
                                       LIMITED PARTNERSHIP

                                       By: NEA Partners 9, Limited Partnership


                                       By: /s/ illegible       , general partner
                                           --------------------



                                       NEA VENTURES 2004, LIMITED PARTNERSHIP


                                       By: /s/ illegible        , vice-president
                                           ---------------------

                   SIGNATURE PAGE TO AMICUS THERAPEUTICS,INC.
                   AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT


                                       CANAAN EQUITY III, L.P.
                                       By: Canaan Equity Partners III L.P.
                                              Member

                                       By: /s/ Seth A. Rudnick
                                           -------------------------------------
                                       Name: Seth A. Rudnick
                                       Title:

                                       CANAAN EQUITY 111 ENTREPRENEURS, LLC
                                       By: Canaan Equity Partners III, LLC
                                              Member

                                       By: /s/ Seth A. Rudnick
                                           -------------------------------------
                                       Name: Seth A. Rudnick
                                       Title:

                                       CHL MEDICAL PARTNERS 11, L.P.
                                       By: Collinson, Howe & Lennox II, LLC
                                       Its:   General Partner

                                       By: /s/ Gregory Weinhoff
                                           -------------------------------------
                                       Name: Gregory Weinhoff
                                       Title: Vice President

                                       CHL MEDICAL PARTNERS II SIDE FUND, L.P.
                                       By: Collinson, Howe & Lennox II, LLC
                                       Its:   General Partner

                                       By: /s/ Gregory Weinhoff
                                           -------------------------------------
                                       Name: Gregory Weinhoff
                                       Title: Vice President

                   SIGNATURE PAGE TO AMICUS THERAPEUTICS,INC.
                   AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

                                       FRAZIER HEALTHCARE IV, L.P.
                                       BY: FHM IV, LP
                                       ITS:    GENERAL PARTNER

                                       By: /s/ James Topper
                                           -------------------------------------
                                       Name: James Topper
                                       Title: General Partner

                                       FRAZIER AFFILIATES IV, L.P.
                                       BY: FHM IV, LP
                                       ITS:    GENERAL PARTNER

                                       By: /s/ James Topper
                                           -------------------------------------
                                       Name: James Topper
                                       Title: General Partner

                                       PROSPECT VENTURE PARTNERS, II L.P.
                                       BY: PROSPECT MANAGEMENT CO., II, LLC
                                       ITS:    GENERAL PARTNER

                                       By: /s/ Dave Markland
                                           -------------------------------------
                                       Name:   Dave Markland
                                       Title:  Attorney-in-Fact



                                       PROSPECT ASSOCIATES II, L.P.
                                       BY: PROSPECT MANAGEMENT CO., II, LLC
                                       ITS:    GENERAL PARTNER

                                       By: /s/ Dave Markland
                                           -------------------------------------
                                       Name:   Dave Markland
                                       Title:  Attorney-in-Fact

                   SIGNATURE PAGE TO AMICUS THERAPEUTICS,INC.
                   AMENDMENT NO. 1 TO INVESTOR RIGHTS AGREEMENT

                                   QUAKER BIOVENTURES, L.P.
                                   By: Quaker Bioventures Capital, L.P.,
                                   Its:    General Partner

                                   By: Quaker Bioventures Capital, LLC.,
                                   Its:    General Partner

                                   By: /s/ Sherrill Neff
                                       -------------------------------------
                                   Name:  Sherrill Neff
                                   Title: Member

                                   GARDEN STATE LIFE SCIENCES
                                   VENTURE FUND, L.P.
                                   By: Quaker Bioventures Capital, L.P.,
                                   Its:    General Partner

                                   By: Quaker Bioventures Capital, LLC.,
                                   Its:    General Partner

                                   By: /s/ Sherrill Neff
                                       -------------------------------------
                                   Name:   Sherrill Neff
                                   Title:  Member